Exhibit 99.2

1 1 supplemental Strategy. Execution. Results. report 2014 Second Quarter The Fairfax Fort Belvoir, Virginia THE FIRST HEALTHCARE REIT THE ONLY REIT IN THE S&P 500® S&P 500 DIVIDEND ARISTOCRATS® IN THE INDEX

2 Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Portfolio Summary 14 Senior Housing 19 Post-Acute/Skilled 22 Life Science 25 Medical Office 28 Hospital 30 Investment Management Platform 31 Brookdale Lease Amendment Transaction 32 Definitions and Reconciliations 33 Company Information 39 Forward Looking Statements & Risk Factors 40 TABLE OF Contents

JUNE 30, 2014 Sustainability Reduced greenhouse gas emissions through 2013 by 7.5% since 2011. Achieved 50% of our longer term goal of a 15% reduction by 2020. Charitable Giving -7.5% Contributed to educational and charitable organizations in partnership with our employees, tenants and peers. 2 nd Ranked 2nd in the real estate industry and in the top 20% overall by the Newsweek Green Rankings, which ranks the 500 largest publicly traded companies on environmental performance. Irvine Hoag Hospital LEED Silver Certified Top 20% +3 ENERGY STAR AWARDS EARNED THIS QUARTER 137 ENERGY STAR TOTAL AWARDS 89 MOB 29 LIFE SCIENCE 19 SENIOR HOUSING

THE NUMBERS

Summary

Dollars in thousands, except per share data

	Three Months Ended June 30,	
	2014	2013
Revenues	$ 536,121	$ 512,239
NOI	439,873	423,706
Cash NOI	409,165	399,166
Year-Over-Year SPP Cash NOI % Growth	2.4%	3.5%
Adjusted EBITDA	$ 448,263	$ 440,878
Diluted FFO per common share	0.73	0.72
Diluted FFO as adjusted per common share	0.75	0.72
Diluted FAD per common share	0.63	0.62
Diluted EPS	0.48	0.47
Dividends per common share	0.545	0.525
FFO as adjusted payout ratio	73%	73%
FAD payout ratio	87%	85%
Financial Leverage	39%	40%
Adjusted Fixed Charge Coverage	4.0x	3.9x

PORTFOLIO INCOME FROM ASSETS UNDER MANAGEMENT [1]



5%
Hospital
13%
Medical Office
14%
Life Science
37%
Senior Housing
31%
Post-Acute/Skilled

	June 30, 2014	
	Property Count	Assets Under Management [2]
Senior housing	466	$ 8,067,671
Post-acute/skilled	302	6,262,639
Life science	116	3,685,726
Medical office	274	3,462,877
Hospital	20	692,400
	1,178	**$ 22,171,313**

(1) Represents Cash NOI from real estate owned by HCP, interest income from Debt Investments and HCP's pro rata share of Cash NOI from real estate owned by the Company's Investment Management Platform, excluding Cash NOI from assets held for sale and under development and land held for development for the quarter ended June 30, 2014.

(2) Represents the real estate investments owned by HCP, the carrying amount of Debt Investments and 100% of the real estate investments owned by the Company's Investment Management Platform, excluding assets held for sale and under development and land held for development at June 30, 2014.

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HEAT MAP Triple-Net Master Lease Profile(1) 0.4% 0.4% 0.8% 0.7% 0.1% 0.1% 0.4% 1.8% 1.1% 1.5% 0.7% 0.5% 0.8% 1.6% 0.4% 0.7% 0.4% 1.4% 1.3% 0.4% 0.9% 0.7% 0.8% 0.7% 0.6% 0.2% 0.1% 0.6% 0.3% 0.1% 0.2% 0.4% 6.2% 0.50x 0.75x 1.00x 1.25x 1.50x TERM (YEARS TO EXPIRATION) 0.1% 0.8% 0.2% 28.6% (3) 10.25x 25 EBITDAR CFC (TRAILING TWELVE MONTHS ENDED 3/31/2014) 95 % INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(2) (1) Excludes master leases with properties transitioned to new operators or acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCR ManorCare, Inc. (“HCR”) (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR Portfolio Summary in this report.

CREDIT Profile Financial Leverage Adjusted Fixed Charge Coverage 2.9x 2.3x 2.1x 2.3x 2.6x 2.9x 3.1x 3.6x 4.0x 4.0x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014 48.7% 58.7% 57.4% 47.6% 43.4% 38.2% 41.0% 40.2% 39.2% 38.9% 0% 20% 40% 60% 80% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(1) Secured Debt Ratio Net Debt to Adjusted EBITDA 11.5% 21.2% 11.8% 15.1% 15.8% 14.1% 10.0% 8.3% 6.8% 6.0% 0% 5% 10% 15% 20% 25% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(1) 5.1x 11.4x 8.8x 6.3x 6.2x 5.2x 5.3x 5.3x 4.7x 4.9x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(1) Credit Ratings (Senior Unsecured Debt) Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014 Moody’s Baa2 Baa3 Baa3 Baa3 Baa3 Baa3 Baa2 Baa1 Baa1 Baa1 (Stable) Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ (Stable) Fitch BBB+ BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ (Stable) (1) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010.

CREDIT Profile Same Property NOI Growth Total Gross Assets (in billions) 2.1% 2.6% 2.0% 1.6% 3.2% 4.8% 4.0% 4.2% 3.1% 2.4% 2.4% 4.6% 4.6% 2.1% (2.8%) (0.6%) 2.7% 3.7% 3.9% (4%) (2%) 0% 2% 4% 6% HCPMajor Property Sectors(1) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(2) $4.7 $10.6 $13.7 $13.2 $13.8 $14.2 $19.2 $22.0 $22.5 $22.7 $0 $5 $10 $15 $20 $25 Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(3) FFO as Adjusted Payout Ratio Liquidity(4) (in billions) 83% 87% 80% 77% 86% 83% 71% 72% 70% 73% 50% 60% 70% 80% 90% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014 $0.3 $0.4 $0.6 $1.4 $1.6 $1.5 $1.1 $1.7 $1.8 $1.7 $0.0 $0.5 $1.0 $1.5 $2.0 Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2Q 2014(3) (1) Presented as originally reported and represents annual SPP Cash NOI growth. (2) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated May 24, 2014 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. (3) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. (4) Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

Capitalization Dollars and shares in thousands, except price data TOTAL DEBT June 30, 2014 December 31, 2013 June 30, 2013 Bank line of credit $ 310,000 $ — $ 261,582 Term loan(1) 234,352 226,858 208,418 Senior unsecured notes 6,826,884 6,963,375 6,564,842 Mortgage debt 1,229,773 1,396,485 1,653,426 Other debt 73,020 74,909 78,633 Consolidated Debt $ 8,674,029 $ 8,661,627 $ 8,766,901 HCP’s share of unconsolidated debt(2) 138,663 139,551 140,882 Total Debt $ 8,812,692 $ 8,801,178 $ 8,907,783 TOTAL MARKET CAPITALIZATION June 30, 2014 Shares Value Total Value Common stock (NYSE: HCP) 458,742 $ 41.38 $ 18,982,744 Convertible partnerships (DownREITs)(3) 6,106 41.38 252,666 Total Market Equity $ 19,235,410 Consolidated Debt 8,674,029 Total Market Equity and Consolidated Debt $ 27,909,439 HCP’s share of unconsolidated debt(2) 138,663 Total Market Capitalization $ 28,048,102 (1) Represents £137 million translated into U.S. dollars. (2) Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR. (3) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

Capitalization Common Stock and Equivalents In thousands Shares Outstanding June 30, 2014 Weighted Average Shares Three Months Ended June 30, 2014 Weighted Average Shares Six Months Ended June 30, 2014 Diluted EPS Diluted FFO Diluted FAD Diluted EPS Diluted FFO Diluted FAD Common stock 458,742 458,247 458,247 458,247 457,773 457,773 457,773 Common stock equivalent securities: Restricted stock and units 1,087 10 10 10 63 63 63 Dilutive impact of options 331 331 331 331 298 298 298 Convertible partnership units 6,106 — 6,022 4,166 — 6,004 4,148 Total common stock and equivalents 466,266 458,588 464,610 462,754 458,134 464,138 462,282 9 Senior Housing Facility Tadworth, England

Indebtedness and Ratios

As of June 30, 2014, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated Debt		Total Debt	
	Bank Line of Credit	Term Loan[1]	Amounts	Rates %[2]	Amounts[3]	Rates %[2]	Consolidated Debt	Amounts[4]	Rates %[2]	Amounts	Rates %[1]
2014	$ —	$ —	$ —	N/A	$ 11,573	N/A	$ 11,573	$ 336	N/A	$ 11,909	N/A
2015	—	—	400,000	6.57	308,421	5.95	708,421	11,387	5.82	719,808	6.29
2016	—	234,352	900,000	5.10	291,736	6.89	1,426,088	47,098	6.05	1,473,186	4.99
2017	—	—	750,000	6.03	550,477	6.17	1,300,477	41,420	5.86	1,341,897	6.08
2018	310,000	—	600,000	6.83	6,583	5.90	916,583	36,423	5.00	953,006	4.99
2019	—	—	450,000	3.96	2,072	N/A	452,072	47	N/A	452,119	3.94
2020	—	—	800,000	2.79	2,078	5.22	802,078	49	N/A	802,127	2.80
2021	—	—	1,200,000	5.59	9,384	5.40	1,209,384	52	N/A	1,209,436	5.59
2022	—	—	300,000	3.39	902	N/A	300,902	54	N/A	300,956	3.38
2023	—	—	800,000	4.40	964	N/A	800,964	1,863	5.06	802,827	4.40
Thereafter	—	—	650,000	5.53	49,842	4.88	699,842	—	N/A	699,842	5.48
Subtotal	**$ 310,000**	**$ 234,352**	**$ 6,850,000**		**$ 1,234,032**		**$ 8,628,384**	**$ 138,729**		**$ 8,767,113**	
Other debt[5]	—	—	—		—		73,020	—		73,020	
(Discounts) and premiums, net	—	—	(23,116)		(4,259)		(27,375)	(66)		(27,441)	
Total	**$ 310,000**	**$ 234,352**	**$ 6,826,884**		**$ 1,229,773**		**$ 8,674,029**	**$ 138,663**		**$ 8,812,692**	
Weighted average interest rate %	1.42	2.00	5.06		6.20		5.01	5.70		5.02	
Weighted average maturity in years	3.75	2.08	6.11		3.19		5.50	2.80		5.46	

(1) Represents £137 million translated into U.S. dollars.
(2) Relates to maturing amounts.
(3) Mortgage debt attributable to non-controlling interests at June 30, 2014 was $53 million, excluding DownREITs.
(4) Includes pro-rata share of mortgage and other debt in the Company's Investment Management Platform and HCR. At June 30, 2014, 100% of the Company's Investment Management Platform's mortgage debt accrues interest at fixed rates. HCR's debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.
(5) Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company's senior housing facilities that have no scheduled maturities.

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Indebtedness and Ratios June 30, 2014 December 31, 2013 Consolidated Debt/Consolidated Gross Assets 38.8% 39.1% Financial Leverage (Total Debt/Total Gross Assets) 38.9% 39.2% Consolidated Secured Debt/Consolidated Gross Assets 5.5% 6.3% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 6.0% 6.8% Fixed and Variable Rate Ratios:(1) Fixed Rate Total Debt 96.0% 99.2% Variable Rate Total Debt 4.0% 0.8% 100.0% 100.0% FINANCIAL COVENANTS AS OF JUNE 30, 2014(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 39% Secured Debt Ratio No greater than 30% 7% Unsecured Leverage Ratio No greater than 60% 39% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x (1) $72 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float). (2) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

Investments

Dollars and square feet in thousands

INVESTMENTS

Description	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Investment in United Kingdom real estate	$ 127,396	$ 127,396
Investment in other real estate assets	158,570	197,225
Total fundings for development, tenant and capital improvements	52,047	101,115
Construction loan commitment fundings	3,919	7,465
Total investments	**$ 341,932**	**$ 433,201**

For the six months ended June 30, 2014, dollars and square feet in thousands

INVESTMENTS AND DISPOSITIONS

Location	Date	Capacity	Property Count	Segment	Investment/ Net Sales Price
Investments:					
Deer Park, IL[1]	February 18, 2014	8 Acres	—	Senior housing	$ 6,655
Dallas, TX	March 24, 2014	88 Sq. Ft.	—	Medical office	32,000
Miami, FL	May 1, 2014	148 Sq. Ft.	2	Medical office	26,000
Various, CA	June 2, 2014	203 Units	2	Senior housing	88,000
United Kingdom[2]	June 6, 2014	826 Units	20	Senior housing	127,396
Torrey Pines, CA	June 30, 2014	92 Sq. Ft.	1	Life science	43,750
Dispositions:					
Various, TN	February 11, 2014	369 Beds	2	Post-acute/skilled	21,715
San Antonio, TX	March 26, 2014	108 Beds	1	Hospital	16,686

(1) Represents the Company's initial investment in a joint venture that will develop a $51 million 180-unit senior housing community.
(2) Represents £75.8 million translated into U.S. dollars as of June 6, 2014.

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Investments Development As of June 30, 2014, dollars and square feet in thousands DEVELOPMENT PROJECTS IN PROCESS Name of Project Location Segment Estimated Completion Date Capacity Investment to Date Estimated Total Investment Development: Ridgeview Poway, CA Life science 4Q 2014 115 Sq. Ft. $ 18,198 $ 21,088 Deer Park Deer Park, IL Senior housing 4Q 2015 180 Units 8,074 50,914 Pearland II Pearland, TX Medical office 4Q 2015 98 Sq. Ft. 471 18,800 Redevelopment: Carmichael II(1) Durham, NC Life science 3Q 2014 77 Sq. Ft. 17,567 27,091 Delta Point(1) Las Vegas, NV Medical office 4Q 2014 60 Sq. Ft. 19,284 23,111 1030 Massachusetts Avenue(1) Cambridge, MA Life science 1Q 2015 31 Sq. Ft. 18,364 23,520 Bayfront(1) St. Petersburg, FL Medical office 2Q 2015 135 Sq. Ft. 13,983 20,650 Folsom Sacramento, CA Medical office 2Q 2015 92 Sq. Ft. 37,034 42,850 $ 132,975 $ 228,024 LAND HELD FOR DEVELOPMENT Primary Location Primary Segment Gross Site Acreage Estimated Rentable Sq. Ft. Investment to Date California - Bay Area & San Diego Life science 159 3,404 $ 381,847 (1) Represents a portion of the facility.

Portfolio Summary As of and for the quarter ended June 30, 2014, dollars and square feet in thousands PORTFOLIO SUMMARY BY INVESTMENT PRODUCT Property Portfolio Property Count Investment Cash NOI Age (Years) Capacity Occupancy % EBITDARM CFC EBITDAR CFC Senior housing 446 $ 7,118,834 $ 139,423 18 41,836 Units 86.4 1.30x 1.10x Senior housing - operating 20 773,840 14,053 23 4,615 Units 88.4 N/A N/A Post-acute/skilled 302 5,827,501 122,105 35 38,509 Beds 84.5 2.08x 1.61x Life science 112 3,538,730 59,339 17 7,169 Sq. Ft. 92.3 N/A N/A Medical office 208 2,720,197 53,770 21 14,300 Sq. Ft. 90.7 N/A N/A Hospital 16 593,548 20,475 28 2,221 Beds 52.6 5.84x 5.43x 1,104 $ 20,572,650 $ 409,165 23 (1) (1) (1) (1) Debt Investments Investment Interest Income Senior housing $ 174,997 $ 3,430 Post-acute/skilled 435,138 13,507 Hospital 17,470 — $ 627,605 $ 16,937 Total $ 21,200,255 $ 426,102 (1) CFC is not presented for HCR senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information see HCR ManorCare Portfolio Summary.

Timpanogos Medical Office Building Orem, Utah Portfolio Summary 15 For the quarter ended June 30, 2014, dollars in thousands PORTFOLIO NOI, CASH NOI AND INTEREST INCOME Segment Rental and RIDEA Revenues Operating Expenses NOI(2) Cash NOI Interest Income Cash NOI and Interest Income Senior housing(1) $ 189,843 $ 24,823 $ 165,020 $ 153,476 $ 3,430 $ 156,906 Post-acute/skilled 138,548 533 138,015 122,105 13,507 135,612 Life science 77,541 15,449 62,092 59,339 — 59,339 Medical office 91,541 37,165 54,376 53,770 — 53,770 Hospital 21,267 897 20,370 20,475 — 20,475 $ 518,740 $ 78,867 $ 439,873 $ 409,165 $ 16,937 $ 426,102 (1) Brookdale Senior Living (“Brookdale”) manages 20 assets on behalf of the Company under a RIDEA structure. For the three months ended June 30, 2014, revenues and operating expenses were $37.9 million and $23.9 million, respectively. (2) NOI attributable to non-controlling interests for the three months ended June 30, 2014 was $2.2 million, excluding DownREITs.

Portfolio Diversification

As of and for the quarter ended June 30, 2014, dollars in thousands

CASH NOI BY STATE

State	Properties	Senior Housing	Post-Acute/ Skilled	Life Science	Medical Office	Hospital	Total	% of Total
CA	161	$ 16,899	$ 4,868	$ 54,640	$ 2,880	$ 4,492	$ 83,779	20
TX	108	18,563	1,993	—	14,208	6,963	41,727	10
FL	96	19,637	11,340	—	3,783	1,925	36,685	9
PA	55	4,422	26,414	—	—	—	30,836	8
IL	51	9,904	14,717	—	306	—	24,927	6
OH	70	4,284	14,918	—	205	—	19,407	5
MI	38	4,071	11,927	—	—	—	15,998	4
WA	30	4,258	2,653	—	4,876	—	11,787	3
MD	34	5,846	4,984	—	762	—	11,592	3
VA	30	6,402	4,186	—	754	—	11,342	3
Other	431	59,190	24,105	4,699	25,996	7,095	121,085	29
	1,104	$ 153,476	$ 122,105	$ 59,339	$ 53,770	$ 20,475	$ 409,165	100

OPERATOR/TENANT DIVERSIFICATION

		Annualized Revenues	
Company	Primary Segment	Amount	%
HCR	Post-acute/skilled	$ 523,869	29
Emeritus Corporation[(1)]	Senior housing	233,781	13
Brookdale[(1)]	Senior housing	140,435	8
Sunrise Senior Living	Senior housing	91,829	5
HCA	Hospital	62,235	3
Amgen	Life science	44,123	2
Genentech	Life science	42,115	2
Tandem/LaVie	Post-acute/skilled	33,440	2
Four Seasons Health Care	Post-acute/skilled	26,930	1
Tenet	Hospital	23,200	1
Other		586,579	34
		$ 1,808,536	100

(1) On July 31, 2014, Brookdale completed its acquisition of Emeritus. On April 23, 2014, the Company agreed to amend or terminate its Emeritus (pre-merger) leases and enter into two RIDEA joint ventures with Brookdale (see Note 20 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2014 included in the Company's Quarterly Report on Form 10-Q filed with the SEC for additional information regarding these potential transactions).

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Same Property Portfolio As of June 30, 2014, dollars in thousands THREE-MONTH SPP Year-Over-Year Sequential Property Count Investment Percent of Property Portfolio Occupancy NOI Growth Occupancy NOI Growth 2Q14 2Q13 GAAP Cash 2Q14 1Q14 GAAP Cash Senior housing 442 $ 7,637,663 97% 86.8% 86.3% 0.1% 2.8% 86.8% 86.8% 0.1% 1.3% Post-acute/skilled 302 5,818,894 100% 85.6% 86.8% 2.3% 3.4% 85.6% 83.9% 0.5% 3.3% Life science 108 3,421,572 97% 92.2% 91.5% 1.4% 2.5% 92.2% 91.6% (0.2%) 0.4% Medical office 204 2,627,733 97% 91.4% 91.2% 1.3% 2.2% 91.4% 91.6% (0.5%) (0.1%) Hospital 15 578,344 97% 56.1% 57.4% NM(1) (5.3%) 56.1% 51.3% (1.1%) (0.9%) 1,071 $ 20,084,206 98% 3.7% 2.4% 0.1% 1.5% YEAR-OVER-YEAR SIX MONTH SPP Property Count Investment Percent of Property Portfolio Occupancy NOI Growth 2Q14 2Q13 GAAP Cash Senior housing 438 $ 7,599,689 96% 86.8% 86.3% 0.4% 3.7% Post-acute/skilled 302 5,818,894 100% 85.6% 86.8% 2.6% 3.5% Life science 107 3,401,333 96% 92.1% 91.4% 1.2% 2.5% Medical office 203 2,612,614 96% 91.6% 91.3% 2.1% 3.2% Hospital 15 578,344 97% 56.1% 57.4% NM(1) 1.9% 1,065 $ 20,010,874 97% 2.8% 3.3% (1) Not meaningful due to a one-time non-cash revenue adjustment in the prior year quarter.

Portfolio

Lease Expirations and Debt Investment Maturities[1]

Annualized Revenues at June 30, 2014, dollars in thousands

LEASE EXPIRATIONS

Year	Total	% of Total	Senior Housing[3]	Post-Acute/ Skilled	Life Science	Medical Office	Hospital
2014[2]	$ 45,674	3	$ —	$ —	$ 5,664	$ 40,010	$ —
2015	64,115	4	214	462	22,819	40,620	—
2016	62,996	4	16,942	340	10,267	35,447	—
2017	96,394	6	10,732	—	30,794	42,298	12,570
2018	151,113	9	79,944	1,139	31,238	38,792	—
2019	79,438	5	14,944	18,520	11,988	26,779	7,207
2020	154,698	9	69,698	6,345	46,612	24,343	7,700
2021	63,401	4	18,381	—	32,427	11,440	1,153
2022	41,060	2	3,275	3,274	10,004	13,038	11,469
2023	64,166	4	23,041	—	33,727	7,398	—
Thereafter	862,686	50	336,432	460,211	16,049	15,631	34,363
	$1,685,741	100	$ 573,603	$490,291	$ 251,589	$ 295,796	$ 74,462

Annualized Revenues at June 30, 2014, dollars in thousands

DEBT INVESTMENT MATURITIES

Year	Total	Senior Housing	Post-Acute/ Skilled
2014	$ —	$ —	$ —
2015	—	—	—
2016	8,546	8,546	—
2017	29,287	3,023	26,264
2018	—	—	—
2019	—	—	—
2020	27,759	829	26,930
2021	—	—	—
2022	992	992	—
2023	—	—	—
Thereafter	—	—	—
	$ 66,584	$ 13,390	$ 53,194

(1) Assumes that none of the tenants exercise any of their renewal or purchase options. See "Tenant Purchase Options" section of Note 12 to the Consolidated Financial Statements for the year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the SEC for additional information on leases subject to purchase options.

(2) Includes month-to-month and holdover leases.

(3) Excludes $56.2 million of annualized NOI related to 20 facilities operated under a RIDEA structure by Brookdale.

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Senior Housing As of and for the quarter ended June 30, 2014, dollars in thousands INVESTMENTS Property Portfolio Property Count Investment Cash NOI Units Occupancy % EBITDARM CFC EBITDAR CFC Operating Leases: Assisted living 292 $ 4,073,044 $ 79,669 23,514 86.8 1.25x 1.05x Independent living 47 860,378 18,352 6,094 88.5 1.22x 1.07x CCRC 14 685,798 14,681 4,315 86.5 1.47x 1.26x Direct Financing Leases: Assisted living 27 627,891 10,800 3,134 86.3 1.57x 1.25x HCR 66 871,723 15,921 4,779 82.2 N/A N/A Operating Properties (RIDEA): Independent/Assisted living 20 773,840 14,053 4,615 88.4 N/A N/A 466 $ 7,892,674 $ 153,476 46,451 86.6 1.30x 1.10x Debt Investments Investment Interest Income Participating development loans $ 127,599 $ 2,608 Emeritus 30,220 489 Other 17,178 333 $ 174,997 $ 3,430 Total $ 8,067,671 $ 156,906

Senior Housing

As of and for the quarter ended June 30, 2014, dollars in thousands

OPERATOR CONCENTRATION

				Property Portfolio[1]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Units	Occupancy %	EBITDARM CFC	EBITDAR CFC
Emeritus[2]	$ 2,946,148	$ 65,647	$ 58,372	202	96	18,148	87.3	1.20x	1.02x
Brookdale[2]	1,608,812	36,573	35,396	56	100	10,673	88.0	1.44x	1.24x
Sunrise Senior Living	1,332,382	22,049	21,659	48	98	5,561	87.5	1.48x	1.20x
HCR	871,723	18,442	15,921	66	100	4,779	82.2	N/A	N/A
Harbor Retirement Associates	211,531	4,506	4,370	14	100	1,346	81.0	1.49x	1.25x
Aegis Senior Living	182,152	3,941	4,025	10	80	701	88.2	1.26x	1.11x
Other	914,923	17,292	17,163	70	92	5,243	85.8	1.17x	1.01x
	$ 8,067,671	**$ 168,450**	**$ 156,906**	**466**	**96**	**46,451**	**86.6**	**1.30x**	**1.10x**

(1) Presented for leased and operating properties, if applicable, and excludes Debt Investments.

(2) On July 31, 2014, Brookdale completed its acquisition of Emeritus. On April 23, 2014, the Company agreed to amend or terminate its Emeritus (pre-merger) leases and enter into two RIDEA joint ventures with Brookdale (see Note 20 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2014 included in the Company's Quarterly Report on Form 10-Q filed with the SEC for additional information regarding these potential transactions).

20

Senior Housing Dollars in thousands SAME PROPERTY PORTFOLIO 2Q13 3Q13 4Q13 1Q14 2Q14 Property count 442 442 442 442 442 Investment $ 7,591,185 $ 7,603,160 $ 7,616,846 $ 7,628,268 $ 7,637,663 Units 45,108 45,111 45,145 45,141 45,094 3-month Occupancy % 86.3 86.1 86.7 86.8 86.8 EBITDARM CFC 1.34x 1.34x 1.31x 1.31x 1.30x EBITDAR CFC 1.13x 1.13x 1.11x 1.11x 1.10x NOI: Total revenues $ 186,177 $ 184,985 $ 190,857 $ 187,309 $ 187,792 Operating expenses (22,933) (23,410) (24,701) (24,075) (24,350) $ 163,244 $ 161,575 $ 166,156 $ 163,234 $ 163,442 Cash NOI: Non-cash adjustments to NOI (15,253) (13,228) (11,442) (13,066) (11,291) $ 147,991 $ 148,347 $ 154,714 $ 150,168 $ 152,151 Year-Over-Year Three-Month SPP Growth 2.8%

Post-Acute/Skilled

As of and for the quarter ended June 30, 2014, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	34	$ 212,240	$ 7,039	3,637	86.0	2.08x	1.61x
HCR DFLs	268	5,615,261	115,066	34,872	84.3	N/A	N/A
	302	**$ 5,827,501**	**$ 122,105**	**38,509**	**84.5**	**2.08x**	**1.61x**

Debt Investments	Investment	Interest Income	DSC
Four Seasons Health Care[1]	$ 234,710	$ 6,783	1.66x
Tandem/LaVie	200,428	6,724	1.39x
	$ 435,138	**$ 13,507**	
Total	**$ 6,262,639**	**$ 135,612**	

22

OPERATOR CONCENTRATION

				Property Portfolio[2]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR	$ 5,615,261	$ 130,759	$ 115,066	268	100	34,872	84.3	N/A	N/A
Tandem/LaVie	263,528	8,580	8,518	9	100	932	95.7	2.69x	2.20x
Four Seasons Health Care[1]	234,710	6,784	6,783	—	—	—	—	N/A	N/A
Covenant Care	70,232	2,866	2,810	12	100	1,267	84.5	1.78x	1.30x
Trilogy Health Services	41,958	1,673	1,585	5	100	614	90.7	2.04x	1.65x
Other	36,950	861	850	8	50	824	74.1	1.88x	1.38x
	$ 6,262,639	**$ 151,523**	**$ 135,612**	**302**	**99**	**38,509**	**84.5**	**2.08x**	**1.61x**

(1) Represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of June 30, 2014.
(2) Presented for leased properties and excludes Debt Investments.

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 2Q13 3Q13 4Q13 1Q14 2Q14 Property count 302 302 302 302 302 Investment $ 5,693,256 $ 5,724,132 $ 5,755,824 $5,789,464 $ 5,818,894 Beds 38,354 38,503 38,538 38,519 38,509 3-month Occupancy % 86.8 84.6 83.9 83.9 85.6 NOI: Total revenues $ 135,255 $ 136,017 $ 136,697 $ 137,659 $ 138,364 Operating expenses (132) (129) (95) (77) (78) $ 135,123 $ 135,888 $ 136,602 $ 137,582 $ 138,286 Cash NOI: Non-cash adjustments to NOI (16,802) (17,467) (18,184) (19,149) (15,911) $ 118,321 $ 118,421 $ 118,418 $ 118,433 $ 122,375 Year-Over-Year Three-Month SPP Growth 3.4% SPP Metrics (excludes HCR) EBITDARM CFC 2.25x 2.26x 2.22x 2.17x 2.08x EBITDAR CFC 1.75x 1.77x 1.74x 1.69x 1.61x Quality Mix % 62.3 61.7 61.8 61.7 61.4

HCR ManorCare Portfolio Summary Post-Acute/Skilled As of and for the quarter ended June 30, 2014, dollars in thousands HCP INVESTMENT IN HCR MANORCARE Property Count Investment(1) NOI(2) Cash NOI Occupancy % Assisted living 66 $ 871,723 $ 18,442 $ 15,921 82.2 Post-acute/skilled 268 5,615,261 130,759 115,066 84.3 334 $ 6,486,984 $ 149,201 $ 130,987 84.1 For the trailing twelve months ended March 31, 2014, dollars in thousands HCR MANORCARE PERFORMANCE HCR OpCo (guarantor) Fixed Charge Coverage(4) Facility EBITDARM Facility EBITDAR Quality Mix %(3) Amount CFC Amount CFC March 31, 2014 67.3 $ 627,694 1.24x $ 458,075 0.91x 1.14x (1) Includes accumulated DFL accretion of $470 million. (2) Assisted living and post-acute/skilled NOI includes reductions of $1.9 million and $13.7 million, respectively, related to HCP’s equity interest in HCR. (3) Private-pay is 32.7% and Medicare is 34.6% of total revenues for the period ending March 31, 2014. (4) HCR (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR and corporate general and administrative expenses. The Fixed Charges include cash rent and cash interest expense.

Life Science As of and for the quarter ended June 30, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % San Francisco 76 $ 2,699,849 $ 44,469 4,689 91.3 San Diego 23 650,923 10,171 1,672 91.5 Other 13 187,958 4,699 808 99.4 112 $ 3,538,730 $ 59,339 7,169 92.3 SAME PROPERTY PORTFOLIO 2Q13 3Q13 4Q13 1Q14 2Q14 Property count 108 108 108 108 108 Investment $ 3,369,259 $ 3,377,772 $ 3,385,378 $ 3,400,329 $ 3,421,572 Square feet 6,938 6,938 6,938 6,938 6,938 Occupancy % 91.5 92.1 92.3 91.6 92.2 NOI: Total revenues $ 72,868 $ 72,683 $ 74,222 $ 73,666 $ 74,684 Operating expenses (12,740) (12,572) (14,216) (12,585) (13,740) $ 60,128 $ 60,111 $ 60,006 $ 61,081 $ 60,944 Cash NOI: Non-cash adjustments to NOI (3,114) (3,320) (2,577) (2,901) (2,508) $ 57,014 $ 56,791 $ 57,429 $ 58,180 $ 58,436 Year-Over-Year Three-Month SPP Growth 2.5%

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total San Francisco San Diego Other Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 196 3 $ 5,664 2 182 $ 5,290 11 $ 266 3 $ 108 2015 610 9 22,819 9 330 10,840 280 11,979 — — 2016 393 6 10,267 4 337 8,729 56 1,538 — — Thereafter 5,415 82 212,839 85 3,431 158,751 1,183 34,359 801 19,729 6,614 100 $ 251,589 100 4,280 $ 183,610 1,530 $ 48,142 804 $ 19,837 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of March 31, 2014 6,485 $ 38.03 Acquisitions 83 33.87 Expirations (8) 26.52 44% New leases 111 32.93 — $ 60.66 $ 9.13 50 Terminations (57) 22.44 Leased Square Feet as of June 30, 2014 6,614 $ 38.04 (1) Includes month-to-month and holdover leases.

Life Science As of June 30, 2014, dollars and square feet in thousands TENANT CONCENTRATION 27 Square Feet Annualized Revenues Amount % of Total Amount % of Total Amgen 684 10 $ 44,123 18 Genentech 856 13 42,115 17 Rigel Pharmaceuticals 147 2 14,397 6 LinkedIn Corporation 373 6 13,460 5 Exelixis, Inc. 295 4 13,081 5 Google 290 4 9,527 4 Myriad Genetics 310 5 7,605 3 Takeda 166 3 7,194 3 ARUP 324 5 5,661 2 General Atomics 281 4 5,015 2 Other 2,888 44 89,411 35 6,614 100 $ 251,589 100 University Center Life Science Building San Diego, California

Medical Office As of and for the quarter ended June 30, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % Healthcare System Affiliated % On-campus 162 $ 2,213,121 $ 44,140 12,016 91.1 100.0 Off-campus 46 507,076 9,630 2,284 88.5 65.6 208 $ 2,720,197 $ 53,770 14,300 90.7 94.5 SAME PROPERTY PORTFOLIO 2Q13 3Q13 4Q13 1Q14 2Q14 Property count 204 204 204 204 204 Investment $ 2,572,901 $ 2,587,781 $ 2,605,783 $ 2,617,236 $ 2,627,733 Square feet 13,820 13,850 13,849 13,868 13,869 Occupancy % 91.2 90.9 92.2 91.6 91.4 NOI: Total revenues $ 86,902 $ 87,681 $ 86,019 $ 88,007 $ 88,645 Operating expenses (33,136) (34,028) (32,087) (33,295) (34,185) $ 53,766 $ 53,653 $ 53,932 $ 54,712 $ 54,460 Cash NOI: Non-cash adjustments to NOI (952) (331) 351 (704) (486) $ 52,814 $ 53,322 $ 54,283 $ 54,008 $ 53,974 Year-Over-Year Three-Month SPP Growth 2.2%

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 1,618 12 $ 40,010 14 1,465 $ 36,175 153 $ 3,835 2015 1,735 13 40,620 14 1,396 33,172 339 7,448 2016 1,603 12 35,447 12 1,479 32,542 124 2,905 Thereafter 8,014 63 179,719 60 6,608 148,219 1,406 31,500 12,970 100 $ 295,796 100 10,948 $ 250,108 2,022 $ 45,688 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents (2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of March 31, 2014 12,867 $ 23.21 Acquisitions 122 36.66 Expirations (590) 23.47 Renewals, amendments and extensions 483 20.64 (3.7) $ 6.88 $ 2.33 49 76% New leases 105 22.55 23.18 5.76 66 Terminations (17) 18.82 Leased Square Feet as of June 30, 2014 12,970 $ 23.45 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

Hospital As of and for the quarter ended June 30, 2014, dollars in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Beds Occupancy % (1) EBITDARM CFC EBITDAR CFC Acute care 5 $ 379,860 $ 14,638 1,508 47.8 6.56x 6.11x Other 11 213,688 5,837 713 59.6 3.86x 3.56x 16 $ 593,548 $ 20,475 2,221 52.6 5.84x 5.43x Debt Investments Investment Interest Income Delphis $ 17,470 $ — Total $ 611,018 $ 20,475 SAME PROPERTY PORTFOLIO 2Q13 3Q13 4Q13 1Q14 2Q14 Property count 15 15 15 15 15 Investment $ 577,069 $ 577,156 $ 577,156 $ 577,156 $ 578,344 Beds 2,161 2,161 2,161 2,161 2,161 3-month Occupancy %(1) 57.4 52.1 51.1 51.3 56.1 EBITDARM CFC 5.75x 5.85x 5.80x 5.85x 5.84x EBITDAR CFC 5.34x 5.44x 5.40x 5.44x 5.43x NOI: Total revenues $ 10,447 $ 20,795 $ 20,722 $ 21,214 $ 20,937 Operating expenses (966) (975) (985) (947) (895) $ 9,481 $ 19,820 $ 19,737 $ 20,267 $ 20,042 Cash NOI: Non-cash adjustments to NOI 11,812 30 74 74 114 $ 21,293 $ 19,850 $ 19,811 $ 20,341 $ 20,156 Year-Over-Year Three-Month SPP Growth (5.3%) (1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

Investment Management Platform As of and for the quarter ended June 30, 2014, dollars and square feet in thousands INVESTMENTS Total Medical Office (1) Life Science HCP’s ownership percentage 20% - 30% 50% - 63% Joint venture’s Investment $ 971,058 $ 824,062 $ 146,996 Joint venture’s mortgage debt 465,562 465,562 — HCP’s net equity Investment(2) 103,642 35,313 68,329 Property count 74 70 4 Square feet 3,389 278 Occupancy % 82.6 83.4 SELECTED FINANCIAL DATA Three Months Ended June 30, 2014 Joint Venture Results: Medical Office (1) Life Science Total revenues $ 19,674 $ 2,838 Operating expenses (8,339) (727) NOI $ 11,335 $ 2,111 Depreciation and amortization (7,264) (278) General and administrative expenses (807) (18) Interest expense and other (7,194) — Net income (loss) $ (3,930) $ 1,815 Depreciation and amortization 7,264 278 FFO $ 3,334 $ 2,093 Non-cash adjustments to NOI (354) (122) Leasing costs and tenant and capital improvements (2,634) (983) FAD $ 346 $ 988 (1) Includes four hospitals with a capacity of 149 beds, Investment of $81.4 million, NOI of $1.5 million, and Cash NOI of $1.1 million as of and for the quarter ended June 30, 2014. (2) The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. HCP’s Pro-Rata Share: NOI $ 2,528 $ 1,237 Net income (loss) (827) 1,071 FFO 761 1,226 FAD 133 531

Brookdale Lease Amendment Transaction 202 Properties Formerly Operated by Emeritus Dollars in millions, except per share OVERVIEW OF VALUATION AND ACCOUNTING TREATMENT Cancellation of Purchase Options Value of Future Rent Reductions GAAP/NAREIT FFO Accounting Impact to FAD # Properties Value of Options 30 $130 $78 • Both items capitalized and amortized ratably over new lease term (15 years) • None at close • Amortization of $130M represents decrease in non-cash revenues and earnings • Amortization of $78M represents increase in non-cash revenues and earnings 19 $23 $129 • Net value of $106M recognized as income at closing • None at close $106M value difference • Partially offset by $70M non-cash charges incurred to eliminate existing straight-line rent and other intangible assets • Net impact: gain of $36M, or $0.08/share, recognized at closing(1) 49 $153 $207 $54M value difference • Presented as a $54M receivable (in Other Assets) on balance sheet at closing • None at close • No future impact to revenues and earnings post-closing • Cash payments are recognized in FAD when received 153 stabilized properties in triple-net leases 49 non-stable properties converted to RIDEA structure Remaining $54M value paid to HCP in cash during next 2-3 years(2) (1) Reflected in earnings and NAREIT FFO, but excluded from FFO as adjusted and FAD metrics. (2) Consists of $34 million cash payments in eight quarterly installments and $20 million of embedded value in the high interest rate debt investment (averaging 11.4% during the initial three years) related to the 80/20 RIDEA joint venture.

Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized Revenues for properties classified as held for sale are excluded. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) the 20 properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charges. Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods, and to compare its operating performance to that of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors REPORTING Definitions analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities and 2% for hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) the 20 properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends. Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings press release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings press release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO Payout Ratio* Dividends declared per common share divided by diluted FFO per common share for a given period. The FFO Payout Ratio is a supplemental measure of the portion of FFO being declared as dividends to common stockholders. FFO Payout Ratio is subject to the same limitations and qualifications as FFO. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and Debt Investments. REPORTING Definitions

Investment Management Platform (“IMP”) Includes the following unconsolidated joint ventures: (i) four life science properties in three joint ventures in which the Company’s interests range from 50%-63%, (ii) HCP Ventures III, a medical office joint venture in which the Company owns an effective interest of 25.5% consisting of an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, and (iii) HCP Ventures IV, a medical office joint venture in which the Company holds a 20% interest. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Investment Management Platform. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings press release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt Investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percent of total revenues for the trailing 12 months and one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. RIDEA The Housing and Economic Recovery Act of 2008. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed REPORTING Definitions developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform. Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform and its equity interest in HCR, after adding back accumulated depreciation and amortization. Total Market Capitalization Total Debt plus Total Market Equity. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. REPORTING Definitions * Non-GAAP Supplemental Measures Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio and Yield are supplemental non-GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release.

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended June 30, 2014 2013 Net income $ 222,279 $ 216,725 Interest expense: Continuing operations 106,842 108,452 Discontinued operations — 334 Income taxes: Continuing operations 1,339 1,604 Discontinued operations — 55 Depreciation and amortization of real estate, in-place lease and other intangibles: Continuing operations 113,133 109,210 Discontinued operations — 1,557 Equity income from unconsolidated joint ventures (14,692) (15,585) HCP’s share of IMP EBITDA 3,568 3,956 Other joint venture adjustments 15,794 15,457 EBITDA $ 448,263 $ 441,765 Gain on sales of real estate — (887) Adjusted EBITDA $ 448,263 $ 440,878

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended June 30, 2014 2013 Adjusted EBITDA $ 448,263 $ 440,878 Interest expense: Continuing operations 106,842 108,452 Discontinued operations — 334 HCP’s share of IMP interest expense 1,582 1,593 Capitalized interest 2,858 3,925 Fixed Charges $ 111,282 $ 114,304 Adjusted Fixed Charge Coverage 4.0x 3.9x TOTAL GROSS ASSETS June 30, 2014 December 31, 2013 June 30, 2013 Consolidated total assets $ 20,144,169 $ 20,075,870 $ 20,051,793 Investments in and advances to unconsolidated joint ventures (190,730) (196,576) (208,878) Accumulated depreciation and amortization 2,418,435 2,257,187 2,141,039 Accumulated depreciation and amortization from assets held for sale — 11,920 46,289 Consolidated Gross Assets $ 22,371,874 $ 22,148,401 $ 22,030,243 HCP’s share of IMP assets(1) 262,174 267,102 266,918 HCP’s share of IMP accumulated depreciation and amortization(1) 47,832 50,128 48,639 Total Gross Assets $ 22,681,880 $ 22,465,631 $ 22,345,800 (1) Reflects the Company’s pro-rata share of amounts from the Investment Management Platform and its equity interest in HCR.

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. Brian G. Cartwright Senior Advisor at Patomak Global Partners LLC and Scholar In Residence at the Marshall School of Business USC Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG David B. Henry Vice Chairman, President and Chief Executive Officer Kimco Realty Corporation James Hoffmann Former Partner and Senior Vice President Wellington Management Company Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Peter L. Rhein General Partner Sarlot & Rhein Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health Senior Management Lauralee E. Martin President and Chief Executive Officer Jonathan M. Bergschneider Executive Vice President Life Science Estates Paul F. Gallagher Executive Vice President and Chief Investment Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations Thomas M. Klaritch Executive Vice President Medical Office Properties James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Timothy M. Schoen Executive Vice President and Chief Financial Officer Susan M. Tate Executive Vice President Kendall K. Young Executive Vice President Senior Housing

Senior Housing Facility Beverly Hills, California Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development, and the Company’s anticipated outcomes relating to the proposed lease amendment transaction and related CCRC joint venture (the “Brookdale Lease Amendment Transaction”) with Brookdale Senior Living (“Brookdale”) and its potential benefits. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to complete the transactions described in this report related to the Brookdale Lease Amendment Transaction on the currently proposed terms or at all; risks relating to the impact of the transaction on each party’s relationships with its residents, employees and third parties, and the parties’ inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of our common stock), which may adversely impact our ability to consummate transactions or reduce the earnings from potential transactions; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers, including Brookdale, of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers, including Brookdale, to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants (potentially including Brookdale), including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers, including Brookdale; the potential impact of future litigation matters, including litigation relating to the Brookdale Lease Amendment Transaction or Brookdale’s 40 Continued

acquisition of Emeritus Corporation, and the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties, potentially including Brookdale; the risk that the Company may not be able to achieve the benefits of investments, including with respect to the Brookdale Lease Amendment Transaction, within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures (including the proposed CCRC joint venture with Brookdale) and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including its 2013 Annual Report on Form 10- K. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. Forward Looking Statements & Risk Factors (Continued) 41 Gateway Medical Office Building Poway, California

our commitment STRATEGY EXECUTION RESULTS Corporate Headquarters 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407-0700 San Francisco Office 400 Oyster Point Boulevard, Suite 409 South San Francisco, CA 94080-1920 Nashville Office 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067-6388